EXHIBIT 12.1
                              EXPRESS SCRIPTS, INC.
                STATEMENT OF RATIOS OF EARNINGS TO FIXED CHARGES
            YEARS ENDED DECEMBER 31, 1999, 1998, 1997, 1996 AND 1995



                                                                   Year Ended December 31,
                                          --------------------------------------------------------------------------
(in thousands)                               1999            1998           1997            1996           1995
                                          ------------    ------------   ------------    ------------   ------------

Fixed charges:
  Interest expense (1)                     $  60,010       $  20,230      $     225       $      59      $      86
  Interest portion of rental expense           3,716           1,292            757             700            627
                                          ------------    ------------   ------------    ------------   ------------
    Total fixed charges                       63,726          21,522            982             759            713

Earnings:
  Income before income taxes and
    extraordinary items (2)                  265,466          76,240         54,706          43,080         29,634

                                          ============    ============   ============    ============   ============
Total adjusted earnings                    $ 329,192       $  97,762      $  55,688       $  43,839      $  36,347
                                          ============    ============   ============    ============   ============

Ratio of earnings to fixed charges              5.17            4.54          56.71           57.76          42.56
                                          ============    ============   ============    ============   ============


     (1) Interest expense includes the amortization on our deferred financing fees.

     (2)  Income  before   income  taxes  and   extraordinary   items   includes
          non-recurring charges and a one-time gain on sale of assets.